EXHIBIT 21.1

AMERICAN HOME MORTGAGE INVESTMENT CORP.

LIST OF SUBSIDIARIES

As of March 1, 2007

Name	Ownership Percentage	Jurisdiction of Formation	Names under which the Subsidiary Conducts Business
American Home Mortgage Holdings, Inc.	100%	Delaware

American Home Mortgage Acceptance, Inc.	100%	Maryland	AHM Acceptance

American Home Mortgage Corp.	100%	New York	AHM Financial
			AHM Mortgage
			American Brokers Conduit
			American Home Mortgage
			American Home Mortgage of New York
			American Home Mortgage Corp of New York
			American Mortgage
			CNI
			Columbia National, Inc.
			Columbia National
			Columbia National Mortgage
			ComNet Mortgage Services
			First Home Mortgage
			First Home Mortgage Corp.
			First Home Mortgage Corp. of Georgia
			First Home Mortgage Corp. of Illinois
			First Home Mortgage of Pennsylvania
			HLB Mortgage
			mTeam Financial
			Marina Mortgage
			MortgageOps
			MortgageOps.com
			MortgageSelect
			MortgageSelect, Inc.
			MortgageSelect.com, Inc.
			New York American Home Mortgage Corp.
			Pacific Crest Mortgage

American Home Mortgage Servicing, Inc.	100%	Maryland	American Home Mtg Servicing
			AHM Servicing Inc.
			Columbia National, Inc.
			Columbia National Incorporated
			CNI National Mortgage Co.
			Columbia National Mortgage
			CNI National